UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2023

AERWINS Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40734	86-2049355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Shiba Koen Annex 6 f, 1-8, Shiba Koen 3-chome, Minato-ku, Tokyo, Japan 105-0011

(Address of principal executive offices)

+813-6409-6761

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.000001 par value per share	AWIN	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	AWINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 17, 2023, AERWINS Technologies Inc., a Delaware corporation’s (the “Company,” “we,” “us,” or “AERWINS”) entered into a Memorandum of Understanding (the “MOU”) with Outsourcing Inc. (“OSI”). Pursuant to the MOU, OSI agreed to invest up to 300,000,000 yen (approximately $2.3 million USD) (the “Investment”) in a planned joint venture (“JVC”) between the Company, either directly or through the Company’s wholly owned subsidiary AERWINS Inc., a Delaware corporation’s, wholly owned subsidiary A.L.I. Technologies Inc., a Japanese corporation (“A.L.I.”) with Vault Investments LLC (“Vault”).

OSI is only required to make the Investment in the JVC, if the following conditions are met by April 30, 2023:

(1)	The JVC is established with the investment of the Company, Vault and OSI;

(2)	The terms and conditions of the shareholders’ agreement or the investment agreement have been negotiated between the Company, Vault and OSI and executed (the “Definitive Agreement”); and

(3)	In the Definitive Agreement, Vault must be obligated to invest in the JVC.

Pursuant to the MOU, if OSI becomes obligated to make the Investment in the JVC, the currency of the Investment and base date for the exchange rate will be determined in the Definitive Agreement.

The MOU is effective from the date of entry until April 30, 2023 (the “Term”). Pursuant to the MOU, If the Definitive Agreement is not executed by the end of the Term, OSI will not be obligated to make the Investment in the JVC. Pursuant to the MOU, all disputes in connection with the MOU will be settled by arbitration in accordance with the Commercial Arbitration Rules of the Japan Commercial Arbitration Association in Tokyo Japan.

The foregoing is a summary description of certain terms of the MOU. For a full description of all terms, please refer to the copy of the MOU that is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. All readers are encouraged to read the entire text of the MOU.

Item 7.01	Regulation FD Disclosure.

On March 22, 2023, the Company issued a press release regarding the MOU. The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this report in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Memorandum of Understanding with Outsourcing Inc. dated March 17, 2023.

99.1	Press Release dated March 23, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERWINS Technologies Inc.

Dated: March 23, 2023	By:	/s/ Kensuke Okabe
	Name:	Kensuke Okabe
	Title:	Chief Financial Officer